UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

KKR & CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant's principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

KKR & Co. Inc. (the “Company” and, together with its subsidiaries, “KKR”) announced that Ryan Stork was appointed Chief Operating Officer of the Company effective January 3, 2022.

Prior to joining KKR, Mr. Stork, 50, was at BlackRock Inc. where he held multiple leadership roles for more than 20 years, including most recently as Deputy Chief Operating Officer from 2019 to 2021 and as Chairman of Asia Pacific from 2014 to 2019.  Previously, he was also the Global Head of Aladdin – BlackRock’s investment and risk management technology platform, Head of the Institutional Client Business in Continental Europe, and Co‐Head of the Financial Institutions Group.  He was also a member of BlackRock’s Global Executive Committee and a board member of BlackRock’s Foundation.  Prior to joining BlackRock, Ryan worked at PennCorp Financial Group, Conning Asset Management, and The Travelers Insurance Companies.

In connection with his appointment, Mr. Stork will receive an annual base salary of $300,000 and be eligible to receive an annual discretionary bonus from KKR and an allocation of carried interest from KKR Associates Holdings L.P.  Mr. Stork also was granted equity awards consisting of 200,000 time-based restricted holdings units (the “time-based units”) and 200,000 market condition restricted holdings units (the “market condition units”) pursuant to KKR’s Amended and Restated 2019 Equity Incentive Plan.

The time-based units will vest in six equal installments, commencing on April 1, 2022 and continuing annually through April 1, 2027, subject to continued service through the respective vesting dates, with certain exceptions for involuntary termination of employment by KKR without cause, in which case, Mr. Stork will continue to vest in 75% of his time-based units on the same vesting schedule as described above.

The market condition units have a market price performance condition that would be met when the average closing price of the Company’s common stock during 20 consecutive trading days meets or exceeds certain stock price targets, with 20% of the award eligible to vest at each of the following stock prices: $100, $110, $120, $130 and $140.  In addition to this performance criteria being met, the market condition units also require continued service with KKR through April 1, 2027 at which point the applicable market condition units will cliff vest, subject to certain exceptions.  Any market condition units that fail to meet the applicable stock price target by April 1, 2027 will be canceled and forfeited.

Following vesting, both time-based units and market condition units will remain subject to minimum retained ownership and transfer restriction requirements.  Subject to the foregoing and certain other conditions, the recipient of time-based units and market condition units have the right to exchange them on a one-for-one basis for the Company’s common stock.

As an employee of KKR, Mr. Stork will be permitted to invest his own capital in KKR’s funds, side-by-side investments with KKR’s funds or the firm and in funds managed by KKR’s strategic partnerships with other fund managers.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Stork’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, dated January 10, 2022, issued by KKR & Co. Inc. (This exhibit is furnished and not filed).
Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date:	January 10, 2022	By:	/s/Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary